Exhibit 99.1

Armstrong World Industries Declares Cash Dividend for First Quarter 2019

LANCASTER, Pa., Feb. 20, 2019 (GLOBE NEWSWIRE) -- Armstrong World Industries, Inc. (NYSE:AWI), a leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions, today announced that its Board of Directors has declared a cash dividend of $0.175 per share for the first quarter of 2019.  The dividend will be paid on March 20, 2019, to shareholders of record as of the close of business on March 5, 2019.  Armstrong initiated a regular dividend program in November, 2018.

“This declaration of our second regular dividend reflects a continuation of our commitment to a balanced approach to capital allocation.  Together with $20 million of share repurchases so far this quarter, we will return nearly $30 million to shareholders by quarter end.” said Vic Grizzle, President and CEO. "In addition, we continue to invest in our manufacturing and digital technology capabilities, and expect to close on the acquisition of Architectural Components Group, Inc. (ACGI) later this quarter."

The declaration and payment of future dividends and capital allocations will be at the discretion of the Board of Directors and will be dependent upon, among other things, the company's financial position, results of operations, cash flow and other factors.

Uncertainties Affecting Forward-Looking Statements

Disclosures in this release, including without limitation, those relating to future financial results, future dividends or capital allocation, market conditions and guidance, and in our other public documents and comments, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” section of our report on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

About Armstrong

Armstrong World Industries, Inc. (AWI) is a global leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions. For more information, visit www.armstrongceilings.com.

Contacts
Investors:           Thomas Waters, twaters@armstrongceilings.com or (717) 396-6354
Media:                Jennifer Johnson, jenniferjohnson@armstrongceilings.com or (866) 321-6677

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